Exhibit 99.1

ARGAN, INC.

RESULTS OF VOTING

2018 ANNUAL MEETING OF THE STOCKHOLDERS OF ARGAN, INC.

(1)           The election of the following nine (9) directors to the Board of Directors of Argan, Inc. (the “Company”), each to serve until the 2019 Annual Meeting of Stockholders and until his/her successor has been elected and qualified or until his/her earlier resignation, death or removal.

The results of the voting were as follows:

NAME OF DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Rainer H. Bosselmann	10,953,700	945,963	2,169,465
Cynthia A. Flanders	10,567,001	1,332,662	2,169,465
Peter W. Getsinger	11,371,985	527,678	2,169,465
William F. Griffin, Jr.	11,236,386	663,277	2,169,465
John R. Jeffrey, Jr.	11,353,262	546,401	2,169,465
William F. Leimkuhler	11,193,610	706,053	2,169,465
W.G. Champion Mitchell	11,108,154	791,509	2,169,465
James W. Quinn	11,104,019	795,644	2,169,465
Brian R. Sherras	11,099,277	800,386	2,169,465

(2)           The approval of the amendment of the Company’s 2011 Stock Plan (the “Stock Plan”) in order to increase the total number of shares of the Company’s common stock reserved for issuance under the Stock Plan from 2,000,000 shares to 2,750,000 shares

The results of the voting were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
11,222,852	653,993	22,818	2,169,465

(3)           The nonbinding advisory approval of the Company’s executive compensation (the “say-on-pay” vote).

The results of the voting were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
11,115,921	755,299	28,443	2,169,465

(4)           The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending January 31, 2019.

The results of the voting were as follows:

FOR	AGAINST	ABSTAIN
13,702,549	295,658	70,921